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                                                                   EXHIBIT 10.99

        EMC(2)                                                  For EMC Use Only
WHERE INFORMATION LIVES                                       Contract Ref #____

                                 AMENDMENT #2 TO
                               RESELLER AGREEMENT
                                     BETWEEN
                                EMC CORPORATION
                                       AND
                           MTI TECHNOLOGY CORPORATION

EMC Corporation ("EMC") and MTI Technology Corporation ("Reseller"), having previously entered into The Reseller Agreement with an Effective Date of March 31, 2003 (the "Agreement"), do hereby enter in to this Amendment #2, effective as of the date of last signature below, for the purpose of modifying the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the premises and obligations contained herein, it is agreed as follows:

1.0   RELATIONSHIP TO AGREEMENT

1.1 Incorporation By Reference - This Amendment #2 does hereby incorporate the Agreement by reference. However, in case of any conflict between a provision(s) of the Agreement and those of this Amendment #2, the latter shall control with regard to the subject matter set forth herein.

2.0   CHANGES TO AGREEMENT

2.1 Exchange of Information - In response to Reseller's request, EMC shall promptly deliver to Reseller the information pertaining to the methodologies and processes used by EMC in its configuration and telemarketing efforts (the Telemarketing Information"). The Telemarketing Information is designated as EMC Confidential Information in accordance with section 18.2 of the Agreement.

2.2 Additional Terms - Due to the sensitive nature of the Telemarketing Information, Reseller shall use such only during the period in which it has an active agreement with EMC to remarket EMC product and only in connection with Reseller's efforts to configure and market products obtained from EMC. Reseller shall make no other use thereof whatsoever, which includes, but is not limited to, adapting and using the Telemarketing Information for use with any products not obtained from EMC. Reseller shall promptly make available to EMC, and grants EMC ownership of, any modifications, changes, expansions, improvements, or enhancements made by Reseller to the Telemarketing Information, but may continue to make thereof for as long as Reseller is authorized to use the Telemarketing Information.

IN WITNESS WHEREOF, the parties have caused this Amendment #2 to be signed on the respective dates indicated below.

MTI TECHNOLOGY CORPORATION                EMC CORPORATION
    ("MTI")                               ("EMC")
BY: /s/ Todd Schaeffer                    BY: /s/ Kenneth M. Litvin
    ------------------                        ---------------------
NAME (PRINT): Todd Schaeffer              NAME (PRINT): Kenneth M. Litvin
TITLE: CFO                                TITLE: Director Global Sales Contracts
DATE: 8/10/04                             DATE: AUGUST 26, 2004

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